Exhibit 99.1

SUPERVALU Reports First Quarter Fiscal 2014 Results

First quarter highlights:

1. Closed on the sale of five retail banners.
2. Refinanced $400 million in bonds and extended maturity to 2021.
3. Reduced the rate of sales decline in all three business segments.
4. Decentralized retail operations.
5. Lowered administrative costs.

MINNEAPOLIS--(BUSINESS WIRE)--July 18, 2013--SUPERVALU INC. (NYSE: SVU) today reported first quarter fiscal 2014 net sales of $5.16 billion and net earnings of $85 million, or $0.34 per diluted share.

Net loss from continuing operations for the first quarter of fiscal 2014 was $105 million, or $0.43 per diluted share, and included $139 million in after-tax charges, or $0.57 per diluted share, primarily related to current and previous financing activities, employee severance, and asset impairments. When adjusted for these charges, first quarter fiscal 2014 net earnings from continuing operations was $34 million, or $0.14 per diluted share. Net income from discontinued operations in the first quarter, which totaled $190 million or $0.77 per diluted share, included the benefits from the finalization of tax related matters and a favorable adjustment to the previously recorded loss on sale of five retail grocery banners in the first quarter. In the first quarter of fiscal 2013, the net loss from continuing operations was $18 million, or $0.08 per diluted share. [See tables 1-2 for a reconciliation of GAAP and non-GAAP (adjusted) results appearing in this release.]

“Our first quarter was highlighted by a renewed focus on driving sales and cash in all segments of our business and I’m pleased with the progress we made, especially the sequential improvement in sales trends from the fourth quarter of fiscal 2013 in each of our business segments,” said Sam Duncan, SUPERVALU’s president and chief executive officer. “We have a good foundation, strong leadership team, improved debt maturity profile, and achievable goals across each operating segment.”

“In the Independent Business, we reduced the rate of sales decline from the fourth quarter in spite of lower military sales. Our first National Retail Advisory Group meeting was very successful and we continue to talk with potential new customers,” added Duncan.

“Save-A-Lot also showed improved ID sales trends across its store network and within its corporate stores while lowering the inside margin,” Duncan continued. “Save-A-Lot has made great strides on bettering its perishable offering and its overall in-store merchandising.”

Duncan concluded with, “Finally, our Retail Food banners posted a 110 basis point improvement in ID sales trends over last quarter. We have completed the transition to the decentralized operating model and are focused on driving store execution and standards.”

First Quarter Results – Continuing Operations

First quarter net sales were $5.16 billion compared to $5.24 billion last year, a decline of 1.5 percent. The decrease in net sales primarily reflects a decline in identical store sales of negative 3.0 percent for Retail Food and negative 1.9 percent for Save-A-Lot. Identical store sales for corporately operated stores within the Save-A-Lot network were negative 1.2 percent.

Gross profit margin for the first quarter was $712 million, or 13.8 percent of net sales, compared to $707 million, or 13.5 percent of net sales last year. The increase in gross margin as a percent of net sales reflects lower infrastructure costs in the current year as a result of cost reduction initiatives partially offset by investment in price.

Selling and administrative expenses in the first quarter were $630 million, or 12.2 percent of net sales, and included $58 million in charges primarily related to employee severance and asset impairments. Excluding these charges, selling and administrative expenses in the first quarter were $572 million, or 11.1 percent of net sales. Selling and administrative expenses in the first quarter of fiscal 2013 were $673 million, or 12.8 percent of net sales. The decline in selling and administrative expenses was primarily driven by the benefits from the Company’s cost cutting initiatives, benefit of the transition services fees in fiscal 2014 covering related costs, and lower depreciation expense.

Net interest expense for the first quarter was $249 million which included $169 million in charges and costs related to current and previous financing activities. Excluding these charges and costs, net interest expense in the first quarter was $80 million compared to $73 million last year. The increase in interest expense was primarily driven by a higher average rate and balance on the Company’s term loans partially offset by lower average balances on its senior notes.

SUPERVALU’s income tax benefit was $62 million, or 37.1 percent of pre-tax loss, for the first quarter, compared to an income tax benefit of $21 million, or 53.8 percent of pre-tax loss in last year’s first quarter. The income tax benefit for both fiscal years reflects the loss from continuing operations.

Independent Business

First quarter Independent Business net sales were $2.46 billion compared to $2.48 billion last year, a decrease of 0.6 percent.

Independent Business operating earnings in the first quarter were $55 million, or 2.3 percent of net sales, and included $14 million in pre-tax costs and charges primarily related to employee severance. Excluding these costs and charges, Independent Business operating earnings in the first quarter were $69 million, or 2.8 percent of net sales. Independent Business operating earnings in the first quarter of fiscal 2013 were $68 million, or 2.7 percent of net sales.

Save-A-Lot

First quarter Save-A-Lot net sales were $1.27 billion compared to $1.29 billion last year, a decrease of 1.6 percent, reflecting the impact from network identical store sales of negative 1.9 percent. Identical store sales for corporately operated stores within the Save-A-Lot network were negative 1.2 percent.

Save-A-Lot operating earnings in the first quarter were $52 million, or 4.1 percent of net sales, and included $5 million in pre-tax asset impairment charges and employee severance costs. Excluding these charges and costs, Save-A-Lot operating earnings were $57 million, or 4.5 percent of net sales, compared to $59 million, or 4.5 percent of net sales last year. Save-A-Lot operating earnings reflect incremental price investment during the quarter offset by cost reduction initiatives.

Retail Food

First quarter Retail Food net sales were $1.43 billion compared to $1.47 billion last year, a decline of 2.9 percent, primarily reflecting identical store sales of negative 3.0 percent. Identical store sales were driven by competitive pressures and the impact of incremental price investments.

Retail Food operating earnings were $25 million, or 1.7 percent of net sales, and included $18 million in pre-tax employee severance costs, vendor contract breakage costs, and asset impairment charges. Excluding these costs and charges, Retail Food operating earnings were $43 million, or 3.0 percent of net sales. Last year’s Retail Food operating earnings were $9 million, or 0.6 percent of net sales. The improvement in Retail Food operating earnings was driven by the benefit from the Company’s cost cutting initiatives and lower depreciation expense.

Corporate

Corporate expenses totaled $50 million and included $21 million in costs and charges primarily related to employee severance. Excluding these costs and charges, corporate expenses were $29 million compared to $102 million last year. The reduction in corporate expenses was driven primarily by incremental fees received under the Transition Services Agreements which covered administrative costs remaining in continuing operations. Last year's expense included administrative costs of the disposed operations that were not covered by the previous Transition Services Agreement.

Cash flows – Continuing Operations

First quarter fiscal 2014 net cash flows used in operating activities were $103 million compared to $11 million in the prior year, reflecting higher levels of working capital in the current year. Net cash flows used in investing activities were $14 million compared to $94 million the prior year, reflecting lower levels of capital expenditures. Net cash flows provided by financing activities were $66 million compared to a use of $15 million the prior year, reflecting proceeds received in the first quarter of fiscal 2014 from the issuance of common stock to Symphony Investors net of payments toward debt financing costs.

Discontinued Operations / Transaction Closing / Refinancing

On January 10, 2013, the Company announced it had reached a definitive agreement for the sale of five retail grocery banners (Albertsons, Acme, Jewel-Osco, Shaw’s and Star Market). This transaction was completed on March 21, 2013. The results from these banners are presented as discontinued operations for all periods and include the operating results and charges related to these stores. In conjunction with the closing of the transaction, the Company refinanced its prior secured term loan, its former asset-based revolving credit facility, its previous accounts receivable financing facility, and its senior notes due to mature in 2014 with a new $1.5 billion secured term loan and a new $1.0 billion asset-based revolving credit facility.

On May 16, 2013, the Company completed the refinancing of its existing $1.5 billion secured term loan agreement. The amendment reduced the interest rate margin from 5.0 percent to 4.0 percent and reduced the LIBOR floor from 1.25 percent to 1.00 percent for LIBOR based loans. This also expanded the Company’s ability to increase the secured term loan, subject to certain conditions, by up to $500 million (previously $250 million).

On May 21, 2013, the Company issued $400 million aggregate principal amount of 6.750% Senior Notes due 2021. The Company used the net proceeds to fund the purchase price of the $372 million aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2016 tendered and accepted by the Company for purchase pursuant to its previously announced modified “Dutch Auction” tender offer.

Conference Call

A conference call to review the first quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay go to the "Investors" link and click on "Presentations and Webcasts."

About SUPERVALU INC.

SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of approximately 3,420 stores composed of 1,900 independent stores serviced primarily by the Company’s food distribution business, 1,332 Save-A-Lot stores, of which 957 are operated by licensee owners; and 191 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as "estimates," "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food and drug safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, tax matters, the continuing review of goodwill and other intangible assets, accounting matters, the effect of the sale of the New Albertsons banners, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Fiscal Quarter Ended		Fiscal Quarter Ended
(In millions, except per share data)	June 15, 2013		June 16, 2012
	(16 weeks)	% of Net sales	(16 weeks)	% of Net sales

Net sales	$5,158	100.0%	$5,237	100.0%
Cost of sales	4,446	86.2%	4,530	86.5%
Gross profit	712	13.8%	707	13.5%
Selling and administrative expenses	630	12.2%	673	12.8%
Operating earnings	82	1.6%	34	0.7%
Interest expense, net	249	4.8%	73	1.4%
Loss from continuing operations before income taxes(1)	(167)	(3.2)%	(39)	(0.7)%
Income tax benefit	(62)	(1.2)%	(21)	(0.4)%
Net loss from continuing operations(1)	(105)	(2.0)%	(18)	(0.3)%
Income from discontinued operations, net of tax	190	3.7%	59	1.1%
Net earnings	$85	1.7%	$41	0.8%

Basic net earnings (loss) per share:
Net loss per share from continuing operations	$(0.43)		$(0.08)
Net earnings per share from discontinued operations	$0.78		$0.27
Net earnings per share	$0.35		$0.19

Diluted net earnings (loss) per share:
Net loss per share from continuing operations	$(0.43)		$(0.08)
Net earnings per share from discontinued operations	$0.77		$0.27
Net earnings per share	$0.34		$0.19

Weighted average number of shares outstanding:
Basic	246		212
Diluted	250		214

(1)	Results for the quarter ended June 15, 2013 include net costs and charges of $227 before tax ($139 after tax, or $0.57 per diluted share), comprised of non-cash financing cost charges of $98 before tax ($60 after tax, or $0.24 per diluted share), refinancing costs of $71 before tax ($44 after tax, or $0.18 per diluted share), severance costs and accelerated stock-based compensation charges of $39 before tax ($24 after tax, or $0.10 per diluted share), non-cash asset impairment and other charges of $14 before tax ($9 after tax, or $0.04 per diluted share), and contract breakage and other costs of $5 before tax ($2 after tax, or $0.01 per diluted share).

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION
(Unaudited)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	June 15, 2013	June 16, 2012
(In millions)	(16 weeks)	(16 weeks)

Net sales
Independent Business	$2,463	$2,478
% of total	47.8%	47.3%
Save-A-Lot	1,266	1,287
% of total	24.5%	24.6%
Retail Food	1,429	1,472
% of total	27.7%	28.1%
Total net sales	$5,158	$5,237
	100.0%	100.0%

Operating earnings
Independent Business(1)	$55	$68
% of sales	2.3%	2.7%
Save-A-Lot(2)	52	59
% of sales	4.1%	4.5%
Retail Food(3)	25	9
% of sales	1.7%	0.6%
Corporate(4)	(50)	(102)
Total operating earnings	82	34
% of sales	1.6%	0.7%
Interest expense, net(5)	249	73
Loss from continuing operations before income taxes	(167)	(39)
Income tax benefit	(62)	(21)
Net loss from continuing operations	(105)	(18)
Income from discontinued operations, net of tax	190	59
Net earnings	$85	$41

LIFO charge
Independent Business	$1	$-
Retail Food	(1)	2
Total LIFO charge	$-	$2

Depreciation and amortization
Independent Business	$18	$20
Save-A-Lot	20	21
Retail Food	60	71
Total depreciation and amortization	$98	$112

During the first quarter of fiscal 2014, the Company revised the segment presentation of certain corporate administrative expenses and related fees earned under the Company’s Transitional Services Agreements, pension and other postretirement plan expenses for inactive and corporate participants in the SUPERVALU Retirement Plan and certain other corporate costs to properly reflect the decentralized structure under which the Company is being managed. These changes primarily resulted in the recast of net expenses from the Company’s Retail Food segment to its Corporate segment for all periods presented and as previously reported in the Company’s Quarterly Report on Form 10-Q for the first quarter ended June 16, 2012. These changes do not revise or restate information previously reported in the Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income, Condensed Consolidated Balance Sheets, Consolidated Statements of Stockholders’ Equity or Condensed Consolidated Statements of Cash Flows for the Company for any period.

(1) Independent Business operating earnings for the first quarter ended June 15, 2013 includes $13 of severance costs and accelerated stock-based compensation charges and $1 of contract breakage and other costs.

(2) Save-A-Lot operating earnings for the first quarter ended June 15, 2013 includes $3 of non-cash asset impairment charges and $2 of severance costs.

(3) Retail Food operating earnings for the first quarter ended June 15, 2013 includes $7 of severance costs and accelerated stock-based compensation charges, $9 of non-cash asset impairment charges related to software projects abandoned during the quarter and $2 of contract breakage costs.

(4) Corporate operating loss for the first quarter ended June 15, 2013 includes $17 of severance costs and accelerated stock-based compensation charges, $2 of contract breakage and other costs and $2 of non-cash asset impairment charges.

(5) Interest expense, net for the first quarter ended June 15, 2013 includes unamortized financing cost charges and original issue discount acceleration of $98 and refinancing costs of $71 related to the Company's March 2013 refinancing, the amendment to the $1,500 term loan and the $372 modified "Dutch Auction" tender offer for its senior secured notes due 2016.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	June 15, 2013	February 23, 2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$76	$72
Receivables, net	570	466
Inventories, net	898	854
Other current assets	134	84
Current assets of discontinued operations	2	1,494
Total current assets	1,680	2,970
Property, plant and equipment, net	1,618	1,700
Goodwill	847	847
Intangible assets, net	49	51
Deferred tax assets	333	345
Other assets	164	144
Long-term assets of discontinued operations	-	4,977

Total assets	$4,691	$11,034

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,393	$1,364
Current maturities of long-term debt and capital lease obligations	84	74
Other current liabilities	201	211
Current liabilities of discontinued operations	-	2,701
Total current liabilities	1,678	4,350
Long-term debt and capital lease obligations	2,877	2,815
Pension and other postretirement benefit obligations	881	962
Long-term tax liabilities	125	308
Other long-term liabilities	214	223
Long-term liabilities of discontinued operations	-	3,791
Commitments and contingencies
Total stockholders' deficit	(1,084)	(1,415)

Total liabilities and stockholders’ deficit	$4,691	$11,034

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Quarter Ended	Fiscal Quarter Ended
	June 15, 2013	June 16, 2012
(In millions)	(16 weeks)	(16 weeks)

Cash flows from operating activities
Net earnings	$85	$41
Income from discontinued operations, net of tax	190	59
Net loss from continuing operations	(105)	(18)
Adjustments to reconcile Net loss from continuing operations to Net cash used in operating activities - continuing operations:
Asset impairment and other charges	182	1
Net gain on sale of assets and exits of surplus properties	(4)	(1)
Depreciation and amortization	98	112
LIFO charge	-	2
Deferred income taxes	6	(15)
Stock-based compensation	12	5
Net pension and other postretirement benefits cost	25	32
Contributions to pension and other postretirement benefit plans	(72)	(68)
Other adjustments	10	7
Changes in operating assets and liabilities	(255)	(68)
Net cash used in operating activities - continuing operations	(103)	(11)
Net cash provided by (used in) operating activities - discontinued operations	(86)	238
Net cash provided by (used in) operating activities	(189)	227

Cash flows from investing activities
Proceeds from sale of assets	3	5
Purchases of property, plant and equipment	(18)	(100)
Other	1	1
Net cash used in investing activities - continuing operations	(14)	(94)
Net cash (used in) provided by investing activities - discontinued operations	101	(112)
Net cash (used in) provided by investing activities	87	(206)

Cash flows from financing activities
Proceeds from issuance of debt	1,989	341
Proceeds from sale of common stock	173	-
Payments of debt and capital lease obligations	(1,953)	(317)
Payments of debt financing costs	(145)	-
Dividends paid	-	(37)
Other	2	(2)
Net cash (used in) provided by financing activities - continuing operations	66	(15)
Net cash used in financing activities - discontinued operations	(37)	(12)
Net cash (used in) provided by financing activities	29	(27)
Net decrease in cash and cash equivalents	(73)	(6)
Cash and cash equivalents at beginning of year	149	157
Cash and cash equivalents at the end of period	$76	$151
Less cash and cash equivalents of discontinued operations at end of period	$-	$79
Cash and cash equivalents of continuing operations at end of period	$76	$72

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)

SUPERVALU INC.'s consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles ("GAAP"). The measures and items identified below are provided as a supplement to our consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures reflected below exclude certain items that are occasionally recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. SUPERVALU utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with SUPERVALU INC.'s financial results reported in accordance with GAAP, as reported in SUPERVALU's Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 23, 2013.

TABLE 1: FIRST QUARTER FISCAL 2014 RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO NET EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS
	Fiscal Quarter Ended June 15, 2013
(In millions, except per share data)	Before Tax	After Tax	Diluted Earnings Per Share

Net loss from continuing operations	$(167)	$(105)	$(0.43)
Adjustments:
Unamortized financing cost charges and original issue discount acceleration	98	60	0.24
Debt refinancing costs	71	44	0.18
Severance costs and accelerated stock-based compensation charges	39	24	0.10
Asset impairment charges	14	9	0.04
Contract breakage and other costs	5	2	0.01

Net earnings from continuing operations after adjustments	$60	$34	$0.14

TABLE 2: RECONCILIATION OF OPERATING EARNINGS FROM THE CONSOLIDATED SEGMENT FINANCIAL INFORMATION AS REPORTED TO SUPPLEMENTALLY PROVIDED ADJUSTED OPERATING EARNINGS AND ADJUSTED PRO FORMA EBITDA

	Fiscal Quarter Ended	Fiscal Quarter Ended
	June 15, 2013	June 16, 2012
(In millions)	(16 weeks)	(16 weeks)

Independent Business Operating earnings, as reported	$55	$68
Adjustments:
Severance costs and accelerated stock-based compensation charges	13	-
Contract breakage and other costs	1	-
Independent Business Operating earnings, as adjusted	69	68
Independent Business depreciation and amortization	18	20
LIFO charge	1	-
Independent Business adjusted EBITDA	$88	$88

Save-A-Lot Operating earnings, as reported	$52	$59
Adjustments:
Severance costs	2	-
Asset impairment and other charges	3	-
Save-A-Lot Operating earnings, as adjusted	57	59
Save-A-Lot depreciation and amortization	20	21
LIFO charge	-	-
Save-A-Lot adjusted EBITDA	$77	$80

Retail Food Operating earnings, as reported	$25	$9
Adjustments:
Severance costs and accelerated stock-based compensation charges	7	-
Asset impairment and other charges	9	-
Contract breakage and other costs	2	-
Retail Food Operating earnings, as adjusted	43	9
Retail Food depreciation and amortization	60	71
LIFO charge (credit)	(1)	2
Retail Food adjusted EBITDA	$102	$82

Corporate Operating expense, as reported	$(50)	$(102)
Adjustments:
Severance costs and accelerated stock-based compensation charges	17	-
Contract breakage and other costs	2	-
Asset impairment and other charges	2	-
Corporate Operating expense, as adjusted	(29)	(102)
Corporate depreciation and amortization	-	-
Corporate adjusted EBITDA	$(29)	$(102)

Total Adjusted EBITDA	$238	$148
Pro forma adjustments:
Incremental administrative expense reimbursements(1)	11	82

Total pro forma adjusted EBITDA	$249	$230

(1) Incremental administrative expense reimbursements represents additional fees that the Company would have received under the Transition Services Agreements between SUPERVALU INC. and New Albertson's, Inc. ("NAI") and between SUPERVALU INC. and Albertson's LLC ("ABS") entered into in connection with the sale of the NAI retail banners to AB Acquisition, LLC (the "NAI TSA") on March 21, 2013 (the "NAI Banner Sale"), net of the fees recognized under the previous agreement between SUPERVALU INC. and ABS, which was terminated on the closing of the NAI Banner Sale. The NAI TSA provides NAI and ABS with certain administrative and other services following the closing of the NAI Banner Sale for an initial term is two and a half years following the sale and is subject to certain adjustments under the terms of the agreement, such as a decrease in the number of stores and distribution centers operated by NAI and ABS.

CONTACT:
SUPERVALU INC.
Investor Contact
Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com